Exhibit 10.2

RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (“Agreement”), made as of the      day of                 , 2011 between LVB Acquisition, Inc. (the “Company”) and                                          (the “Participant”).

WHEREAS, the Company has adopted and maintains the LVB Acquisition, Inc. Restricted Stock Unit Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the executives and key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of Restricted Stock Units to acquire shares of Common Stock;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant Restricted Stock Unit(s) (the “Restricted Stock Unit(s)”) with respect to              shares of Common Stock.

2. Grant Date. The Grant Date of the Restricted Stock Unit hereby granted is             .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Restricted Stock Unit Grant Agreement, the terms and conditions of the Plan, as interpreted by the Board in its sole discretion, shall govern, unless explicitly provided to the contrary in this Restricted Stock Unit Grant Agreement. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

4. Vesting Dates. The number of Restricted Stock Units that shall be vested and no longer forfeitable at any time shall equal the lesser of (a) the number of Restricted Stock Units that have become eligible to vest pursuant to Section 4.1, and (b) the number of Restricted Stock Units that have become eligible to vest pursuant to Section 4.2 (the date all such conditions have been satisfied with respect to some or all of the Restricted Stock Units, the “Vesting Date” with respect to such Restricted Stock Units), subject to the application of the terms of Section 4.3. For the avoidance of doubt, no Restricted Stock Units shall be vested and no longer forfeitable unless and until such time as both the Time-Based Vesting Condition described in Section 4.1 and the Liquidity Event Condition described in Section 4.2 have been met.

4.1 Time-Based Vesting Condition. Twenty-five percent (25%) of the Restricted Stock Units shall be eligible to vest on each of May 31, 2012, May 31, 2013, May 31, 2014, and May 31, 2015 provided that the Participant continues to be Employed by the Company or an Affiliate on each such date (the “Time-Based Vesting Condition”).

4.2 Liquidity Event Condition. That number of Restricted Stock Units that shall be eligible to vest and become non-forfeitable upon the occurrence of a Liquidity Event (the “Liquidity Event Condition”) shall be determined as follows:

(a) In the event of a Liquidity Event that results from the sale, transfer or other disposition of the Initial Majority Stockholder Shares for cash, the number of Restricted Stock Units that shall be eligible to vest and become non-forfeitable shall equal the product of (i) the total number of Restricted Stock Units held by the Participant and (ii) a fraction (x) the numerator of which equals the number of the Initial Majority Stockholder Shares sold, transferred or otherwise disposed in a Liquidity Event, and (y) the denominator of which equals the total number of the Initial Majority Stockholder Shares;

(b) In the event of a Liquidity Event that results from either (1) the sale, transfer or other disposition of assets of the Company or (2) other corporate transaction, in each case in which the Majority Stockholder receives distributions of cash, the number of Restricted Stock Units that shall be eligible to vest and become non-forfeitable shall equal the product of (i) the total number of Restricted Stock Units held by the Participant and (ii) a fraction (x) the numerator of which equals the total amount of cash received by the Majority Stockholders in respect of such transaction, and (y) the denominator of which equals the Majority Stockholders’ aggregate cost basis in the Initial Majority Stockholder Shares (as determined in good faith by the Board);

provided, in each case that the Participant continues to be Employed by the Company or an Affiliate on the date of such Liquidity Event. In addition to the foregoing, any outstanding Restricted Stock Units which have not satisfied the Liquidity Event Condition prior to May 31, 2016, shall be deemed to have met such Liquidity Event Condition as of such date, provided that the Participant continues to be Employed by the Company or an Affiliate on such date.

4.3 Accelerated Vesting on a Qualifying Termination. In the event that the Participant experiences a Qualifying Termination, the Time-Based Vesting Condition and the Liquidity Event Condition for all outstanding unvested Restricted Stock Units granted to the Participant shall be deemed to have been met as of the date of the Qualifying Termination.

5. Settlement.

5.1 Settlement Date. Vested Restricted Stock Units shall be settled on the earlier of either (i) the achievement of the applicable Vesting Date or (ii) a Qualifying Termination (the “Settlement Date”). As soon as reasonably practicable following the Settlement Date, and in no event later than March 15 of the calendar year following the year in which the Settlement Date occurs, the Company shall transfer to the Participant, in full and complete satisfaction of all of the obligations of the Company and the rights of the Participant in respect of such Restricted Stock Units, a number of shares of Common Stock, registered in the Grantee’s name, equal to the number of such Restricted Stock Units that are settled on and as of the Settlement Date.

5.2 Conditions to Settlement. On or before the transfer of any shares of Common Stock in settlement of vested Restricted Stock Units and as a condition to the Participant’s right to receive any shares of Common Stock, the Participant shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement with respect to the shares of Common Stock to be transferred upon such settlement. The shares of Common Stock so transferred shall be deemed to be “Rollover Shares” for purposes of Section 3(b) of the Management Stockholders’ Agreement.

5.3 Condition to Settlement; Satisfaction of Withholding Taxes.

(a) In General. Whenever shares of Common Stock are to be issued to the Participant in settlement of vested Restricted Stock Units, the Participant shall remit to the Company an amount in cash, by wire transfer of immediately available funds or certified check, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

(b) Alternative Methods to Satisfy Withholding Taxes. The Participant may pay up to the minimum statutory tax withholding amount due in respect of any settlement of vested Restricted Stock Units by requesting that the Company withhold shares of Common Stock that would otherwise be issued to the Participant in connection with such settlement of vested Restricted Stock Units.

(c) Notwithstanding the foregoing, the aggregate amount of such cash or the Fair Market Value of any shares of Common Stock withheld, in either case, as of the date of settlement of the Restricted Stock Units, must be equal to the full minimum statutory tax withholding amount payable by the Participant in connection with such settlement. No tax amount in excess of the minimum amount required to be withheld under the applicable statutory tax provisions then in effect may be satisfied by the Participant by having shares of Common Stock withheld. Any shares of Common Stock withheld to satisfy the Participant’s minimum statutory tax withholding obligations will be valued at the Fair Market Value of such shares of Common Stock on the Settlement Date.

6. Expiration Date. The Restricted Stock Unit or such portion thereof that has not yet become vested on the date the Participant’s Employment are terminated for any reason (after giving effect to any acceleration pursuant to Section 4.3 hereof) shall expire on such date.

7. Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued pursuant to the Plan or to effect similar compliance under any state laws. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company shall not be obligated to cause to be issued or deliver any shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such shares of Common Stock are traded. The Company may require, as a condition to the issuance or delivery of any shares of Common Stock pursuant to the terms of this Agreement or the Plan, that the Participant make such covenants, agreements and representations as the Company deems necessary or advisable.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Restricted Stock Unit Grant Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Restricted Stock Unit Grant Agreement, or any waiver on the part of any party or any provisions or conditions of this Restricted Stock Unit Grant Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Non-Transferability of Restricted Stock Units. The Participant may not Transfer the any Restricted Stock Unit granted pursuant to this Agreement except as expressly provided in Section 4.4 of the Plan.

10. Taxes. The Participant shall be responsible for any and all taxes incurred by him under or in connection with this Agreement.

11. Representations.

11.1 Participant Representations. The Participant hereby represents and warrants to the Company that: (a) the shares of Common Stock are being acquired for his own account, for investment purposes only and not with a view to or in connection with any distribution, reoffer, resale, public offering or other disposition thereof not in compliance with the Securities Act and the rules and regulations thereunder and any applicable United States federal or state securities laws or regulations; (b) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided, that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (c) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (d) the Participant has had access to all of the information with respect to his shares of Common Stock that he or it, as the case may be, deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning such Shares of Common Stock; (e) the Participant’s decision to acquire his Shares of Common Stock for investment has been based solely upon the evaluation made by the Participant; (f) the Participant has duly executed and delivered this Agreement; and (g) the Participant’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

11.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 11.1 of this Agreement are true and correct as of the date hereof.

12. Integration. This Agreement and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter and shall not be amended except by written amendment signed by all parties. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Restricted Stock Unit Grant Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

13. Counterparts. This Restricted Stock Unit Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14. Governing Law. This Restricted Stock Unit Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

15. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Restricted Stock Unit Grant Agreement and the Restricted Stock Unit shall be final and conclusive.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Grant Agreement to be duly executed by its duly authorized officer and said Participant has signed this Restricted Stock Unit Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Restricted Stock Unit Grant Agreement and the Plan as of the day and year first written above.

LVB Acquisition, Inc.

By:
Title:

[PARTICIPANT]

Address:
Telephone:
Facsimile: